 Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED JUNE 30, 2013

Company Reports Quarterly Revenue Growth of 18%, Contract Value Growth of 16%,
and Announces New Program

WASHINGTON, D.C. — (July 31, 2013) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended June 30, 2013, which is the first quarter of its 2014 fiscal year. Revenue for the quarter increased 18.3% to $123.2 million, from $104.1 million for the quarter ended June 30, 2012. Contract value increased 15.6% to $475.8 million as of June 30, 2013, up from $411.6 million as of June 30, 2012. For the quarter ended June 30, 2013, net income attributable to common stockholders was $3.7 million, or $0.10 per diluted share, compared to net income attributable to common stockholders of $3.8 million, or $0.11 per diluted share, for the quarter ended June 30, 2012. For the quarter ended June 30, 2013, adjusted EBITDA was $22.5 million, up from $20.2 million for the quarter ended June 30, 2012. Adjusted net income for the quarter ended June 30, 2013 was $11.4 million, or $0.31 per diluted share, compared to $11.1 million, or $0.31 per diluted share, for the quarter ended June 30, 2012. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “Our continued strong performance this quarter is due to the superior value we provide to our members through our comprehensive portfolio of offerings, outstanding member service, and excellent product quality.  Our health care and higher education members face tremendous complexity due to demographic shifts, revenue pressure, a new value orientation, and business model transformations.  It is a testament to the work that we do that we are their partner of choice as they seek both to enhance performance in the current environment and to set strategy to succeed in the future.”

Mr. Musslewhite continued, “I am also pleased to announce today the launch of the Student Success Performance Program, our first renewable software-based program for the higher education market.  With national five-year graduation rates barely above 50% and public and private funders demanding better performance, improving student success is a top priority for colleges and universities.  Leveraging the most innovative ideas from higher education and other industries, the Student Success Performance Program combines technology, research, and predictive analytics to help institutions positively inflect outcomes with at-risk and off-path students.”

Mr. Musslewhite concluded, “The program is off to a good start, with a robust charter membership that includes Rutgers University, Indiana University, University of Missouri, University of North Florida, and Georgia State University.  We are excited about the growth potential of software-based memberships for the higher education market, and we view this launch as the first step in leveraging the platform that our research has created to build a business serving colleges and universities with our software and analytics.”

Acquisition

The Company announced the acquisition as of July 8, 2013 of a technology firm to supplement its existing physician referral programs. Mr. Musslewhite commented, “We are always looking for new product offerings to supplement our portfolio of software-based tools and to contribute to our medium- and longer-term growth. Physician referrals continues to be an important issue for our members, who seek solutions that are valuable not only under today’s fee-for-service reimbursement structures but also under the integrated, risk-based models of care that are likely to become increasingly prevalent in the future.  We expect that this acquisition will complement and bolster our work with the large and growing Crimson Market Advantage membership and will support future new product launches in this space.”

Outlook for Calendar Year 2013

The Company is updating its revenue guidance for calendar year 2013 to a range of approximately $500 million to $505 million, from a previous range of $495 million to $505 million.  The Company is also updating its guidance for calendar year 2013 adjusted EBITDA and non-GAAP earnings per diluted share to reflect the impact of the recent acquisition.  The Company expects calendar year 2013 adjusted EBITDA to be in a range of approximately $87.5 million to $92.5 million, from a previous range of $90 million to $95 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.15 to $1.25, from a previous range of $1.18 to $1.28.  For calendar year 2013, the Company expects share-based compensation expense to be approximately $17.5 million, and amortization of acquisition-related intangible assets to be in a range of $7 million to $8 million.  For fiscal year 2014, the Company expects an effective tax rate in a range of approximately 38% to 39%. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 contains information on how we calculate adjusted EBITDA and non-GAAP earnings per diluted share.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three months ended June 30, 2013 and 2012 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three months ended June 30, 2013 and 2012 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three months ended June 30, 2013 and 2012 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended
	June 30,

	2013	2012

Net income attributable to common stockholders	$3,693	$3,841
Equity in loss of unconsolidated entity	3,233	2,124
Provision for income taxes	4,335	3,702
Other income, net	(523)	(576)
Depreciation and amortization	6,354	4,086
Fair value adjustments to acquisition-related earn-out liabilities	700	3,500
Share-based compensation expense	4,659	3,506

Adjusted EBITDA	$22,451	$20,183

	Three Months Ended
	June 30,

	2013	2012

Net income attributable to common stockholders	$3,693	$3,841
Equity in loss of unconsolidated entity	3,233	2,124
Amortization of acquisition-related intangibles, net of tax	1,136	790
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	431	2,160
Share-based compensation expense, net of tax	2,865	2,163

Adjusted net income	$11,358	$11,078

	Three Months Ended
	June 30,

	2013	2012

GAAP earnings per diluted share	$0.10	$0.11
Equity in loss of unconsolidated entity	0.09	0.06
Amortization of acquisition-related intangibles, net of tax	0.03	0.02
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	0.01	0.06
Share-based compensation expense, net of tax	0.08	0.06

Non-GAAP earnings per diluted share	$0.31	$0.31

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, July 31, 2013, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.317.6016. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Wednesday, July 31, until 11:00 p.m. Eastern Time on Wednesday, August 7, 2013.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 165,000 leaders in 4,100 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2013 are based on information available to the Company as of July 31, 2013, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended June 30, 2013, which will be filed with the Securities and Exchange Commission in August 2013.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected
	June 30,		Growth
	2013	2012	Rates
Statements of Income
Revenue	$123,216	$104,142	18.3%

Cost of services, excluding depreciation and amortization (1) (2)	65,950	58,366
Member relations and marketing (1)	22,188	19,120
General and administrative (1)	17,986	13,479
Depreciation and amortization	6,354	4,086

Operating income	10,738	9,091
Other income, net	523	576

Income before provision for income taxes
and equity in loss of unconsolidated entity	11,261	9,667
Provision for income taxes	(4,335)	(3,702)
Equity in loss of unconsolidated entity	(3,233)	(2,124)

Net income before allocation to noncontrolling interest	3,693	3,841
Net loss attributable to noncontrolling interest	-	-

Net income attributable to common stockholders	$3,693	$3,841

Net income attributable to common stockholders per share
Basic	$0.10	$0.11
Diluted	$0.10	$0.11
Weighted average common shares outstanding
Basic	35,488	34,179
Diluted	36,618	36,054
Contract Value (at end of period)	$475,811	$411,581	15.6%
Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	53.5%	56.0%
Member relations and marketing (1)	18.0%	18.4%
General and administrative (1)	14.6%	12.9%
Depreciation and amortization	5.2%	3.9%
Operating income	8.7%	8.7%
Net income attributable to common stockholders	3.0%	3.7%

(1) Amounts include share-based compensation expense, as follows:
Cost of services	1,405	1,004
Member relations and marketing	976	678
General and administrative	2,278	1,824
(2)	Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	700	3,500

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2013	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,051	$57,829
Marketable securities, current	11,130	16,611
Membership fees receivable, net	387,217	370,321
Prepaid expenses and other current assets	19,897	15,477
Deferred income taxes, current	10,944	7,664
Total current assets	458,239	467,902
Property and equipment, net	77,377	71,174
Intangible assets, net	31,497	32,381
Deferred incentive compensation and other charges	77,459	73,502
Deferred income taxes, net of current portion	3,316	3,888
Marketable securities, net of current portion	151,913	140,228
Goodwill	95,540	95,540
Investment in unconsolidated entity	—	1,907
Other non-current assets	14,246	9,908
Total assets	$909,587	$896,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$411,645	$398,541
Accounts payable and accrued liabilities	68,911	75,089
Accrued incentive compensation	9,621	21,033
Total current liabilities	490,177	494,663
Deferred revenue, net of current portion	111,316	104,484
Other long-term liabilities	17,465	15,866
Total liabilities	618,958	615,013

Redeemable noncontrolling interest	100	100
The Advisory Board Company’s stockholders’ equity:
Common stock	357	351
Additional paid-in capital	390,627	375,622
Accumulated deficit	(98,274)	(95,809)
Accumulated elements of other comprehensive (loss) income	(2,073)	1,261
Total stockholders’ equity controlling interest	290,637	281,425
Equity attributable to noncontrolling interest	(108)	(108)

Total stockholders’ equity	290,529	281,317

Total liabilities and stockholders’ equity	$909,587	$896,430

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$3,693	$3,841
Adjustments to reconcile net income before allocation to
noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	6,354	4,086
Deferred income taxes	(907)	(379)
Excess tax benefits from stock-based awards	(8,314)	(7,875)
Stock-based compensation expense	4,659	3,506
Amortization of marketable securities premiums	692	455
Equity in loss of unconsolidated entity	3,233	2,124
Changes in operating assets and liabilities:
Membership fees receivable	(16,896)	(41,264)
Prepaid expenses and other current assets	3,894	(6,554)
Deferred incentive compensation and other charges	(3,957)	(7,861)
Deferred revenue	19,936	44,433
Accounts payable and accrued liabilities	(4,766)	10,414
Acquisition-related earn-out payments	(1,412)	(788)
Accrued incentive compensation	(11,412)	(12,042)
Other long-term liabilities	1,599	5,489

Net cash flows used in operating activities	(3,604)	(2,415)

Cash flows from investing activities:
Purchases of property and equipment	(10,718)	(7,694)
Capitalized external use software development costs	(955)	(834)
Loan to unconsolidated entity	(5,664)	—
Redemptions of marketable securities	7,800	—
Purchases of marketable securities	(19,824)	(26,614)
Net cash flows used in investing activities	(29,361)	(35,142)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	7,692	10,692
Withholding of shares to satisfy minimum employee tax withholding	(5,786)	(3,844)
Proceeds from issuance of stock under employee stock purchase plan	126	77
Excess tax benefits from stock-based awards	8,314	7,875
Purchases of treasury stock	(6,159)	(2,999)
Net cash flows provided by financing activities	4,187	11,801

Net decrease in cash and cash equivalents	(28,778)	(25,756)
Cash and cash equivalents, beginning of period	57,829	60,642
Cash and cash equivalents, end of period	$29,051	$34,886